Exhibit 99.1

Company Contact:	Investor Relations Contact:
PHC, Inc.	Liolios Group, Inc.
Bruce A. Shear, President & CEO	Scott Kitcher or Geoffrey Plank
Tel: 978-536-2777	Tel: 949-574-3860

PHC Reports Results for Third Quarter Fiscal 2008

Peabody, Mass. – May 14, 2008 – PHC, Inc., d.b.a. Pioneer Behavioral Health (AMEX:PHC), a leading provider of inpatient and outpatient behavioral health services and pharmaceutical research, reported financial results for the company’s fiscal third quarter ended March 31, 2008.

Third Quarter FY2008 Financial and Operational Highlights

•	Revenues of $12.1 million decreased $175,000 or 1% vs. Q3 2007, due to a weakness in the non-core pharmaceutical research revenue, offset by increases from core patient care and contract support
•	Patient care revenue increased 1% vs. Q3 2007
•	Contract support revenue increased 4% vs. Q3 2007
•	Patient days increased 8% vs. Q3 2007
•

Announced the grand opening of Seven Hills Behavioral Institute near Las Vegas, Nevada. Seven Hills is projected to contribute annualized revenue of approximately $12 million, along with higher margins than PHC’s other inpatient facilities, during fiscal 2009.

Key Financial Indicators

(In thousands, except per-share amounts.)

Q3 FY2008 vs. Q3 FY2007	Q3 2008	Q3 2007	Change	% Change
Consolidated revenues	$12,143	$12,318	$(175)	(1%)
Patient care revenues	$10,165	$10,023	$142	1%
Income from operations - core business*	$717	$674	$43	6%
Net Income Before Taxes	$255	$519	$(264)	(51%)
Net Income	$156	$316	$(160)	(51%)
Earnings per share - Basic	$0.01	$0.02	$(0.01)	(50%)
Earnings per share - Diluted	$0.01	$0.02	$(0.01)	(50%)

*Patient care and contract support, excluding pharmaceutical research segment.

Financial Results

For the third quarter ended March 31, 2008, total net revenue from operations decreased 1% to $12.1 million, as compared to $12.3 million in the same year-ago quarter. This decrease is primarily attributable to a decrease in net revenue from the company’s pharmaceutical studies segment, which was down 31% to $0.8 million from $1.2 million in the same year-ago period. Revenue from the patient care segment increased 1% to $10.2 million, as compared to $10.0 million for the same quarter last year. Contract support services revenue provided by the company’s Wellplace subsidiary increased 4% to $1.2 million, as compared to $1.1 million in the same year-ago quarter.

Income from operations for the quarter totaled $0.3 million, a decrease of 55% from the $0.6 million reported for the same period last year. Net income before taxes decreased 51% to $0.3 million from $0.5 million for the same year-ago period. This decrease is primarily attributable to a $0.4 million decrease in net income from operations by the company’s pharmaceutical studies business segment, offset by a 6% increase in net income from operations in the company’s core patient care business.

Net income for the quarter was $0.2 million, or $0.01 per fully diluted share (based on 20.5 million fully diluted shares), a decrease of 51% compared to net income of $0.3 million, or $0.02 per fully diluted share (based on 20.6 million shares) for the third quarter of last year. This represents the company’s 24th consecutive profitable quarter, which was sustained while incurring significant startup costs for the company’s new Seven Hills facility.

“Aside from the effect of what we see as a temporary decrease in our pharmaceutical research revenue, we continued to see both revenues and income rise due to the strengths of our core operations,” said Pioneer’s president and CEO Bruce A. Shear, “In fact, timing was everything this quarter, since soon after the quarter ended, Pivotal initiated its largest Phase I Alzheimer's Disease trial for a major national sponsor.”

Continued Shear: “The major highlight for the quarter, however, was announcing the long- awaited grand opening of our new Seven Hills Behavioral Institute. This is our first facility built from the ground up and it required significant start up costs that will continue until it reaches anticipated profitability late in the current quarter. Despite some $200,000 in such costs incurred in the third quarter, this segment of our business still achieved strong net income from operations, and allowed us to continue our record of sustained overall profitability over the last two years.

“Also during the third quarter we made great progress toward identifying potential acquisitions, as well as submitting proposals for the continued expansion of our Wellplace division. Our cash position is strong and we are focused on delivering margins companywide during fiscal 2009 that are consistent with expectations now that Seven Hills is open and has begun to admit patients this week. The opportunities for growth of our company have never been better, and we are excited and highly confident about our future.”

Teleconference Information

PHC will host a conference call today at 10:00 a.m. Eastern Time. A question and answer session will follow management’s presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the PHC conference call and provide the conference ID.

Domestic callers: 1-800-862-9098

International callers: 1-785-424-1051

Conference ID#: 7PHC

A web simulcast of the call can be accessed via PHC’s website at www.phc-inc.com. The call will be available for replay starting at 7:30 p.m. Eastern Time until June 14, 2008:

Toll-Free Replay number: 1-800-753-6120

International Replay number: 1-402-220-0684

(No pass code required)

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 949-574-3860.

About PHC, Inc.

Pioneer Behavioral Health operates companies that provide inpatient and outpatient behavioral health care services, clinical research and Internet- and telephonic-based referral services. The companies contract with national insurance companies, government payors, and major transportation and gaming companies, among others, to provide such services. For more information, visit www.phc-inc.com.

Statement under the Private Securities Litigation Reform Act of 1995

This press release may include "forward-looking statements" that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of the Company and its future plans and objectives. Various future events or factors may cause the actual results to vary materially from those expressed in any forward-looking statements made in this press release. For a discussion of these factors and risks, see the company's annual report on Form 10-K for the most recently ended fiscal year.

PHC, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
ASSETS	2008	2007
Current assets:	(unaudited)
Cash and cash equivalents	$3,555,153	$3,395,173
Accounts receivable, net of allowance for doubtful accounts of $2,864,042 at March 31, 2008 and $3,764,583 at June 30, 2007	6,654,422	6,524,387
Pharmaceutical receivables	1,743,179	1,942,268
Prepaid expenses	599,960	688,600
Other receivables and advances	633,366	868,628
Deferred income tax asset	1,263,214	2,015,000
Total current assets	14,449,294	15,434,056
Accounts receivable, non-current	35,000	35,000
Other receivables	74,090	91,697
Property and equipment, net	2,442,574	2,121,191
Deferred financing costs, net of amortization of $243,907 and $150,124 at March 31, 2008 and June 30, 2007	506,587	613,865
Customer relationships, net of amortization of $470,000 at March 31, 2008 and $380,000 at June 30, 2007, respectively	1,930,000	2,020,000
Goodwill	3,508,576	3,508,576
Other assets	4,729,491	3,465,356
Total assets	$27,675,612	$27,289,741
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,202,709	$1,261,841
Current maturities of long-term debt	1,235,822	1,134,300
Revolving credit note	1,063,738	1,518,742
Deferred revenue	153,734	433,301
Current portion of obligations under capital leases	173,899	205,858
Accrued payroll, payroll taxes and benefits	1,606,959	1,631,693
Accrued expenses and other liabilities	1,591,838	1,702,772
Total current liabilities	7,028,699	7,888,507
Long-term debt, net of current maturities	595,317	831,387
Obligations under capital leases	247,607	226,706
Deferred tax liability	93,000	93,000
Total liabilities	7,964,623	9,039,600
Stockholders’ equity:
Preferred Stock, 1,000,000 shares authorized, none issued or outstanding	--	--
Class A common stock, $.01 par value, 30,000,000 shares authorized, 19,786,059 and 19,622,076 shares issued at March 31, 2008 and June 30, 2007, respectively	197,860	196,221

Class B common stock, $.01 par value, 2,000,000 shares authorized, 775,760 issued and outstanding at March 31, 2008 and June 30, 2007, respectively, each convertible into one share of Class A common stock

	7,758	7,758
Additional paid-in capital	27,265,105	26,812,808
Treasury stock, 362,698 shares and 199,098 shares of Class A common stock at March 31, 2008 and June 30, 2007, respectively, at cost	(622,666)	(191,700)
Accumulated deficit	(7,137,068)	(8,574,946)
Total stockholders’ equity	19,710,989	18,250,141
Total liabilities and stockholders’ equity	$27,675,612	$27,289,741

PHC, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
Revenues:
Patient care, net	$10,164,933	$10,022,611	$30,439,569	$25,845,713
Pharmaceutical studies	803,541	1,164,195	3,646,359	3,089,498
Contract support services	1,174,455	1,131,237	3,455,597	3,397,398
Total revenues	12,142,929	12,318,043	37,541,525	32,332,609
Operating expenses:
Patient care expenses	5,675,813	5,808,401	16,444,479	14,295,132
Patient care expenses, pharmaceutical	706,073	601,737	2,132,679	1,510,223
Cost of contract support services	894,866	776,893	2,521,085	2,302,622
Provision for doubtful accounts	204,203	426,812	968,771	1,226,795
Administrative expenses	3,847,632	3,467,960	11,257,465	9,393,966
Administrative expenses, pharmaceutical	527,764	598,085	1,705,377	1,806,748
Total operating expenses	11,856,351	11,679,888	35,029,856	30,535,486

Income from operations	286,578	638,155	2,511,669	1,797,123

Other income (expense):
Interest income	62,589	52,775	147,628	119,432
Other income	8,631	(3,430)	41,202	(7,508)
Interest expense	(102,733)	(168,797)	(351,433)	(501,068)

Total other expenses, net	(31,513)	(119,452)	(162,603)	(389,144)

Income before provision for taxes	255,065	518,703	2,349,066	1,407,979
Provision for income taxes	99,030	202,924	911,188	547,829

Net income applicable to common shareholders	$156,035	$315,779	$1,437,878	$60,150

Basic net income per common share	$0.01	$0.02	$0.07	$0.05

Basic weighted average number of shares outstanding	20,188,228	19,858,979	20,166,242	19,037,806

Diluted net income per common share	$0.01	$0.02	$0.07	$0.04

Diluted weighted average number of shares outstanding	20,477,709	20,626,118	20,485,241	19,644,201